Exhibit 10.1
AMENDMENT NO. 6 TO
THE PROFIT SHARING PLAN OF
QUEST DIAGNOSTICS INCORPORATED

The Profit Sharing Plan of Quest Diagnostics Incorporated, as presently maintained under an amendment and restatement effective as of January 1, 2016 (the “Plan”), is hereby amended in the following respects, effective with respect to all payroll dates occurring on or after January 1, 2021, except as otherwise provided below:

1. Paragraph (a) of Section 3.2 of the Plan (“Matching Contributions”) is amended in its entirety to read as follows:

(a) The Employer shall make Employer Matching Contributions to the Trust Fund equal to 100% of the Employee Pre-Tax Contributions made by each Eligible Employee with respect to each payroll period, but taking into account only those Employee Pre-Tax Contributions made by him with respect to such payroll period which are made at a rate that does not exceed 5% of his Deferral Compensation (but only up to the Code Section 401(a)(17)(B) limit). Employer Matching Contributions may be made, at the discretion of Quest Diagnostics, solely in cash, solely in Quest Diagnostics Common Stock or in a combination of cash and Quest Diagnostics Common Stock.

2. Paragraph (e) of Section 3.2 is deleted in its entirety.

3. Section 3.6 of the Plan (“Section 401(k) Actual Deferral Percentage Test”) is amended in its entirety to read as follows:

3.6 Actual Deferral Percentage Test Safe Harbor
The Plan is intended to satisfy Code Section 401(k)(3)(A)(ii) (the “ADP Test”) since: (1)(A) the rate of Employer Matching Contributions does not increase as a Participant’s rate of Employee Pre-Tax Contributions increases, (B) the aggregate amount of Employer Matching Contributions at each rate of Employee Pre-Tax Contributions is at least equal to the aggregate amount of Employer Matching Contributions that would be made if Employer Matching Contributions were made on the basis of the percentages described in Code Section 401(k)(12)(B)(i), and (C) the rate of Employer Matching Contributions with respect to any Employee Pre-Tax Contributions of a Highly Compensated Employee at any rate of Employee Pre-Tax Contributions is not greater than that with respect to an Eligible Employee who is not a

Exhibit 10.1
Highly Compensated Employee; and (2) the Plan Administrator provides each Eligible Employee, within a reasonable period before the Plan Year begins (or, if applicable, a reasonable period before becoming an Eligible Employee), written notice of his rights and obligations under the Plan sufficiently accurate and comprehensive to appraise him of such rights and obligations and written in a manner calculated to be understood by the average Eligible Employee.
Notwithstanding that the Plan is intended to be a “safe harbor” 401(k) plan with respect to Employee Pre-Tax Contributions, the provisions of the following sentence shall be applicable to Eligible Employees during such period as they are able to make Employee Pre-Tax Contributions but are not eligible to receive Employer Matching Contributions. The Plan shall satisfy the ADP Test with respect to such Participants, using the current year testing method.

4. Section 3.9 of the Plan (“Code Section 401(m) Average Contribution Percentage Test”) is amended in its entirety to read as follows:

3.9 Average Contribution Percentage Test Safe Harbor
The Plan is intended to satisfy Code Section 401(m)(2) (the “ACP Test”) since: (1)(A) the rate of Employer Matching Contributions does not increase as a Participant’s rate of Employee Pre-Tax Contributions increases, (B) the aggregate amount of Employer Matching Contributions at each rate of Employee Pre-Tax Contributions is at least equal to the aggregate amount of Employer Matching Contributions which would be made if Employer Matching Contributions were made on the basis of the percentages described in Code Section 401(k)(12)(B)(i), and (C) the rate of Employer Matching Contributions with respect to any Employee Pre-Tax Contributions of a Highly Compensated Employee at any rate of Employee Pre-Tax Contributions is not greater than that with respect to an Employee who is not a Highly Compensated Employee; (2) the Plan Administrator provides each Eligible Employee, within a reasonable period before the Plan Year begins (or, if applicable, a reasonable period before becoming eligible for Employer Matching Contributions), written notice of his rights and obligations under the Plan sufficiently accurate and comprehensive to appraise him of such rights and obligations and written in a manner calculated to be understood by the average Eligible Employee; and (3) Employer Matching Contributions on behalf of a Participant are not made with respect to his Employee Pre-Tax Contributions in excess of 6% of his Deferral Compensation.

Exhibit 10.1

As evidence of its adoption of this Amendment, Quest Diagnostics Incorporated has caused this Amendment to be executed by its Senior Vice President and Chief Human Resources Officer on this 22nd day of September, 2020.

QUEST DIAGNOSTICS INCORPORATED

By: /s/ Cecilia McKenney
Cecilia McKenney
SVP and Chief Human Resources Officer
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